EXHIBIT 5




                           Direct Dial (612) 341-9726

                              cberquist@bestlaw.com

                                January 31, 2000



Micro Component Technology, Inc.
2340 West County Road C
St. Paul, MN 55113-2528

         RE:  Form S-8 Registration Statement

Ladies and Gentlemen:

         You have requested our opinion with regard to the legality of the proposed offering by Micro Component Technology, Inc. (the "Company") of 1,742,000 shares of the Company's common stock, par value $.01 per share, in connection with the Incentive Stock Option Plan, Former Aseco Corp. 1986 Incentive Stock Option Plan, Former Aseco Corp. 1993 Omnibus Stock Plan, Former Aseco Corp. Non-Employee Director Stock Option Plan and Consulting Agreements with former Aseco Corp. Officers (the "Plans"). In rendering this opinion, we have reviewed the Articles of Incorporation of the Company, the Bylaws of the Company, the Plans, the minutes of all meetings of the directors of the Company in which any action was taken pertaining to the adoption of the Plans or the issuance of the shares, the Registration Statement on Form S-8, and other matters deemed relevant to us.

         Based upon our examination of the foregoing documents and questions of law as we have deemed applicable, we are of the following opinion:

         1. That the Company is a corporation duly organized under the laws of the State of Minnesota.

         2. That the shares to be offered by the Company, when sold upon the terms and in the manner set forth in the Plans and the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable shares of the Company's common stock.

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         The undersigned firm hereby consents to the inclusion of this letter as a part of any application by the Company for registration or qualification of the shares to be sold pursuant to the requirements of any federal or state law.

                                       Very truly yours,

                                       BEST & FLANAGAN LLP

                                       By: /s/ Charles C. Berquist
                                           -------------------------------------
                                           Charles C. Berquist, a Partner